UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AT&T Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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Important message on voting your AT&T proxy

To AT&T Manager-Stockholders:

As AT&T stockholders, you will receive your proxy materials in the coming days. The proxy statement includes several proposals to be voted on by stockholders; some of them submitted by our Board of Directors and others by stockholders.

I encourage you to exercise your right to vote and to consider the Board’s recommendations when doing so. For each proposal, the Board has provided a thoughtful and comprehensive supporting statement for its recommendation. You can review the proposals and the Board recommendations in the “Matters to be Voted Upon” section of your proxy (pages 13-25).

If you have not received your proxy materials, you should receive them shortly. You can also access the annual report and the proxy statement by going to www.attproxy.com.

Thank you,

Randall